Exhibit 3.131

EDMOND COMMUNITY HOSPITAL, INC.

ARTICLES OF INCORPORATION

We, the undersigned natural persons having legal capacity to enter into contracts, acting as incorporators of a corporation under the Oklahoma Business Corporation Act adopt the following Articles of Incorporation for such corporation:

1. The name of the corporation shall be EDMOND COMMUNITY HOSPITAL, INC.

2. The address of the registered office of the corporation shall be 735 First National Bank Building, Oklahoma City, Oklahoma 73102. The name of the corporation’s registered agent is The Corporation Company.

3. The duration of the Corporation shall be perpetual.

4. The purposes for which the corporation is organized are:

(a) To purchase, lease, or otherwise acquire, to operate, and to sell, lease or otherwise dispose of hospitals, convalescent homes, nursing homes, and other institutions for the medical care and treatment of patients; to purchase, manufacture, or prepare and to sell or otherwise deal in, as principal, or as agent, medical equipment or supplies; to construct, or lease, and to operate restaurants, drug stores, gift shops, office buildings, and other facilities in connection with hospitals or other medical facilities owned or operated by it; to engage in any other act or acts which a corporation may perform for a lawful purpose or purposes.

(b) To consult with owners of hospitals in all other types of health care or medically oriented facilities. or managers thereof regarding any matters related to the construction, design, ownership, staffing or operation of such facilities.

(c) To provide consultation, advisory and management services to any business, whether corporation, trust, association, partnership, joint venture or proprietorship.

(d) To engage in any lawful businesses which are directly or indirectly related to the above purposes.

5. The names and addresses of the Incorporators are as follows:

NAME	ADDRESS
John W. Wade, Jr.	One Park Plaza Nashville, TN 37203

Elliott W. Jones	One Park Plaza Nashville, TN 37203

Bettye D. Daugherty	One Park Plaza Nashville, TN 37203

6. The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) Common Shares of the par value of One Dollar ($1.00) each.

7. The corporation shall have one class of stock, said class being Common, and there shall be no provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation.

8. There shall be no preferred or special class of stock of the corporation.

9. The stated capital of the corporation for beginning business shall be One Thousand Dollars ($1,000).

10. The corporation will not commence business until 1,000 shares have been issued and consideration of the value of at least $1,000 has been received for the issuance of such shares.

11. The number of directors constituting the initial Board of Directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Donald S. MacNaughton	One Park Plaza Nashville, TN 37203

Thomas F. Frist, Jr.	One Park Plaza Nashville, TN 37203

R. Clayton McWhorter	One Park Plaza Nashville, TN 37203

12. There shall be no provisions limiting or denying the shareholders the preemptive right to acquire additional shares of the corporation.

/s/ John W. Wade, Jr.
JOHN W. WADE, JR.

/s/ Elliott W. Jones
ELLIOTT W. JONES

/s/ Bettye D. Daugherty
BETTYE D. DAUGHERTY

STATE OF TENNESSEE	)
)
COUNTY OF DAVIDSON	)

BEFORE ME, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared JOHN W. WADE, JR., ELLIOTT W. JONES, and BETTYE D. DAUGHERTY, who being by me first duly sworn, severally declare that they are the persons who signed the foregoing document as Incorporators and that the statements therein contained are true.

WITNESS my hand and seal at Nashville, Tennessee, this 16th day of May, 1980.

/s/ Sandra J. Malone
Notary Public

My Commission Expires: 10-17-82

STATE OF TENNESSEE	)
)
COUNTY OF DAVIDSON	)

WE, JOHN W. WADE, JR., ELLIOTT W. JONES, and BETTYE D. DAUGHERTY, incorporators of EDMOND COMMUNITY HOSPITAL, INC., acting as Trustees for the corporation, hereby make the following statement:

1. The subscription has been received for One Thousand (1,000) shares of the Capital Stock of the corporation.

2. The sum of One Thousand Dollars ($1,000) in cash as consideration for One Thousand shares of the Capital Stock of the corporation has been received.

WE, the undersigned incorporators, declare that the foregoing statements are true.

/s/ John W. Wade, Jr.
JOHN W. WADE, JR.

/s/ Elliott W. Jones
ELLIOTT W. JONES

/s/ Bettye D. Daugherty
BETTYE D. DAUGHERTY

Sworn to and subscribed before me this 16th day of May, 1980.

/s/ Sandra J. Malone
Notary Public

My Commission Expires: 10-17-82